Filed with the Securities and Exchange Commission on April 21, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	06-1185400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1020 West Park Avenue

Kokomo, Indiana 46904-9013

(Address of principal executive offices) (Zip code)

Haynes International, Inc. 2020 Incentive Compensation Plan

(Full title of the plan)

Daniel W. Maudlin

Vice President of Finance and Chief Financial Officer

Haynes International, Inc.

1020 West Park Avenue

Kokomo, Indiana 46904-9013

765-456-6000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is being filed for the purpose of registering the offer and sale of an additional 325,000 shares of Common Stock, par value $0.001 per share, of Haynes International, Inc. (the “Registrant”) which may be issued under the Registrant’s 2020 Incentive Compensation Plan (the "Plan"). Accordingly, this registration statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-236760) filed by the Registrant on February 28, 2020, relating to the Common Stock to be issued under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Description
4.1	Second Restated Certificate of Incorporation of Haynes International, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 333-140194 filed with the SEC on January 25, 2007).
4.2	Amended and Restated By-laws of Haynes International, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 filed with the SEC on April 30, 2020).
5.1*	Opinion of Ice Miller LLP
23.1*	Consent of Ice Miller LLP (included in Exhibit 5.1)
23.2*	Consent of Deloitte & Touche LLP
24.1*	Power of Attorney (included on signature pages to this registration statement)
99.1	Haynes International, Inc. 2020 Incentive Compensation Plan (incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement for the 2020 Annual Meeting of Stockholders filed with the SEC on January 24, 2020)
99.2	Amendment No. 1 to Haynes International, Inc. 2020 Incentive Compensation Plan (incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement for the 2022 Annual Meeting of Stockholders filed with the SEC on January 21, 2022)
107.1*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kokomo, State of Indiana, as of the 21st day of April, 2022.

HAYNES INTERNATIONAL, INC.

/s/ Daniel W. Maudlin
Daniel W. Maudlin
Vice President of Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Shor and Daniel W. Maudlin, and each of them singly, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael L. Shor	President and Chief Executive Officer; Director	April 21, 2022
Michael L. Shor	(Principal Executive Officer)

/s/ Daniel W. Maudlin	Vice President of Finance and Chief Financial Officer	April 21, 2022
Daniel W. Maudlin	(Principal Financial Officer)

/s/ David S. Van Bibber	Controller and Chief Accounting Officer	April 21, 2022
David S. Van Bibber	(Principal Accounting Officer)

/s/ Robert H. Getz	Chairman of the Board, Director	April 21, 2022
Robert H. Getz

/s/ Donald C. Campion	Director	April 21, 2022
Donald C. Campion

/s/ Dawne S. Hickton	Director	April 21, 2022
Dawne S. Hickton

/s/ larry O. spencer	Director	April 21, 2022
Larry O. Spencer